UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2015

ALTISOURCE RESIDENTIAL CORPORATION
(Exact name of registrant as specified in its charter)

Maryland	001-35657	46-0633510
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Altisource Asset Management Corporation
402 Strand Street
Frederiksted, United States Virgin Islands 00840-3531
(Address of principal executive offices including zip code)

(340) 692-1055
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 29, 2015, Altisource Residential Corporation (the “Company”) entered into a servicing agreement with Servis One, Inc. d/b/a BSI Financial Services (“BSI”). Under the servicing agreement, BSI will service and provide certain administration, management, modification and disposition services for residential mortgage loans and REO properties acquired by the Company and its subsidiaries from time to time.

The servicing agreement will continue in force until termination upon the mutual consent of the parties, termination by the Company upon certain events of default, termination by the Company without cause upon 60 days prior written notice or termination by BSI upon 90 days prior written notice to the Company.

The disclosures herein regarding the servicing agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the servicing agreement which will be filed as an Exhibit to the Company’s Form 10-K for the year ended December 31, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Altisource Residential Corporation
Date: February 4, 2015	By:	/s/ Stephen H. Gray
Stephen H. Gray General Counsel and Secretary